Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Georgia Banking Company, Inc. of our report dated July 28, 2026, with respect to our audits of the consolidated financial statements as of December 31, 2025 and 2024, and for each of the years in the two-year period ended December 31, 2025, which appears in Georgia Banking Company, Inc. Registration Statement on Form S-1 (No. 333-299281), as amended.

/s/ Wipfli LLP

Atlanta, Georgia
October 27, 2026